UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 17, 2011
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code): 770-779-3900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On February 17, 2011, the Compensation Committee of the Board of Directors of PRGX Global, Inc. (the “Company”) established the material terms for the 2011 performance bonus plan in which the Company’s principal executive officer, principal financial officer and its other currently employed named executive officers will participate. The material terms of the 2011 bonus plan are as follows:
•	The overall bonus pool under the 2011 bonus plan will be established based on the Company’s achieving a percentage of the target level of adjusted EBITDA established by the Compensation Committee for 2011. No amounts will be contributed to the bonus pool and no bonuses will be paid under the 2011 bonus plan unless the Company achieves a minimum level of adjusted EBITDA for 2011.

•	Except as described below with respect to the Company’s Chief Executive Officer, target and maximum bonus amounts for each named executive officer under the 2011 bonus plan will be established in accordance with the officer’s employment agreement.

•	In conjunction with the approval of the 2011 performance bonus plan, the Compensation Committee revised the Company’s compensation arrangement with Romil Bahl, the Company’s Chief Executive Officer, by increasing the maximum annual bonus payable to him from 150% of his base salary (as provided in his employment agreement) to 200% of his base salary. The Compensation Committee increased Mr. Bahl’s maximum bonus amount in order to conform the structure of his bonus arrangement to those of the Company’s other executive officers such that all of the Company’s executive officers will now have maximum bonus amounts equal to two times their target bonus amounts.

•	Actual bonus payments to named executive officers under the 2011 bonus plan will be based (a) on the size of the overall bonus pool established as described above, (b) for the Company’s CEO, 35% on the Company’s 2011 revenue performance, 35% on the Company’s adjusted EBITDA performance, and 30% on the achievement of individual performance objectives approved by the Compensation Committee, (c) for the Company’s Senior Vice President responsible for the Company’s Recovery Audit — Americas operations (“RA-Americas”), 17.5% on the RA-Americas 2011 revenue performance, 17.5% on the RA-Americas 2011 adjusted EBITDA performance, 35% on growth of 2011 revenue at existing RA-Americas clients, and 30% on the achievement of individual performance objectives approved by the Compensation Committee, and (d) for all other Company named executive officers, 20% on the Company’s 2011 revenue performance, 50% on the Company’s adjusted EBITDA performance, and 30% on the achievement of individual performance objectives approved by the Compensation Committee.

SIGNATURES
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel
Dated: February 24, 2011